 Exhibit 10.2

Amendment to Letter Agreement

November 1, 2017

Jonathan Carroll
Lazarus Energy, LLC
Blue Dolphin Energy Company
Lazarus Energy Holdings, LLC

By Electronic Mail (JCarroll@lazarusenergy.com)

Re:
GEL Tex Marketing, LLC v. Lazarus Energy, LLC

First Amendment to the Stipulation Regarding Confirmation and

Enforcement of Final Award Dated September 18, 2017

Dear Jonathan,

This is an amendment (the "Amendment") to the Stipulation Regarding Confirmation and Enforcement of Final Award Dated September 18, 2017 (the "Letter Agreement"). All capitalized terms used but not otherwise defined in this Amendment shall have the meanings given to such terms in the Letter Agreement.

The Letter Agreement gave GEL Tex the right to terminate the Letter Agreement on November 1, 2017 if settlement discussions between the Lazarus Parties and GEL Tex were not advancing to an acceptable resolution. In order to facilitate ongoing discussions, GEL Tex and the Lazarus Parties have agreed to change the date on which GEL Tex has the right to terminate the Letter Agreement with certain conditions. Accordingly, GEL Tex and the Lazarus Parties amend the Letter Agreement and agree to the following.

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GEL Tex's right to terminate the Letter Agreement shall be changed from November 1, 2017 to November 28, 2017.

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In addition to permitting: (i) GEL Tex at any time to inspect the books and records of the Lazarus Parties and all of their respective affiliates and (ii) cooperating with Opportune LLP to review the business of each Lazarus Party and their affiliates as well as Jonathan and Gina Carroll, the Lazarus Parties agree that between November 1, 2017 and November 28, 2017, from time to time, upon Opportune LLP's request, the Lazarus Parties and their affiliates shall grant Opportune LLP access to examine the books and records of the Lazarus Parties and all of their respective affiliates.

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On or before November 1, 2017, the Lazarus Parties shall pay an advance in the amount of $50,000.00 to Opportune LLP for the estimated fees and expenses incurred for its examinations of the books and records between November 1, 2017 and November 28, 2017. If the fees and expenses actually incurred during this period exceed the amount of the $50,000.00 advance, the Lazarus Parties shall pay any excess fees and expenses presented to the Lazarus Parties by invoice within two (2) business days of presentation of the invoice; provided, however, that such excess fees and expenses shall not exceed $10,000.00

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Opportune LLP agrees to provide the Lazarus Parties periodic invoices for the actual cost incurred for its examinations of the books and records between November 1, 2017 and November 28, 2017. Opportune LLP shall remit to the Lazarus Parties any amounts advanced to Opportune LLP which exceed the costs and fees for the actual work performed.

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If the Lazarus Parties fail to timely pay either the $50,000.00 advance payment or an Opportune LLP invoice described above (up to an aggregate maximum of $60,000.00), GEL Tex has the right to immediately terminate the Letter Agreement and this Amendment by providing written notice to Lazarus' counsel listed below of GEL Tex's termination.

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The Lazarus Parties shall not make any prepayments on any debts listed in Attachment A. Except as described below, the Lazarus Parties and GEL Tex agree that the only debts the Lazarus Parties can pay between November 1, 2017 and the end of the Continuance Period are the debts payable in the ordinary course of business as described in the Letter Agreement.

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Between November 1, 2017 and the end of the Continuance Period, the Lazarus Parties agree to temporarily suspend the payments on the following debts/commercial agreements:

o
The Amended and Restated Guaranty Fee Agreement dated April 1, 2017 between LE and Jonathan Carroll (Guaranty Fee Agreement ties to $25.0 Million Veritex USDA Loan; amounts owed to Jonathan Carroll captured under ~$1.0 million BDCO-Carroll Note); as described on page A-2 of Attachment A;

o
The Amended and Restated Guaranty Fee Agreement dated April 1, 2017 between LRM and Jonathan Carroll (Guaranty Fee Agreement ties to $10.0 Million Veritex USDA Loan; amounts owed to Jonathan Carroll captured under ~$1.0 million BDCO-Carroll Note) as described on page A-3 of Attachment A; and

o
The Amended and Restated Guaranty Fee Agreement dated April 1, 2017 between LRM and Jonathan Carroll (Guaranty Fee Agreement ties to $2.0 Million Sovereign Loan; amounts owed to Jonathan Carroll captured under ~$1.0 million BDCO-Carroll Note) as described on page A-3 of Attachment A.

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GEL Tex and the Lazarus Parties agree that the Amendment may be executed in separate parts delivered by electronic means that, taken together, will be deemed to be one instrument. GEL Tex and each Lazarus Party represent and warrant that the Amendment has been approved and authorized by all necessary action and the execution hereof does not violate any agreement to which it is a party.

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Except as set forth in the Amendment, the Letter Agreement is unaffected and shall continue in full force and effect in accordance with its terms. If there is a conflict between the Amendment and the Letter Agreement, the terms of the Amendment will prevail.

[Signature Pages Follow]

If these terms accurately state the amendments to the Letter Agreement between GEL Tex and the Lazarus Parties, please sign where indicated below and we will file this Amendment with the 165th Judicial District Court.

Very truly yours,

Haynes & Boone LLP		DLA Piper LLP (US)

/s/ CHARLES A. BECKHAM, JR.		/s/ CHRISTINA P. MACCIO
Charles A. Beckham, Jr.		Christina P. Maccio
Partner		Partner
Attorney for GEL Tex Marketing, LLC		Attorney for GEL Tex Marketing, LLC

Agreed:

/s/ JONATHAN CARROLL
Jonathan Carroll, in his individual capacity

Lazarus Energy, LLC
Blue Dolphin Energy Company
Lazarus Energy Holdings, LLC

/s/ JONATHAN CARROLL
By:	Jonathan Carroll

Stroock & Stroock & Lavan LLP		Susman Godfrey LLP

/s/ FRANK A MEROLA		/s/ BRYAN MELTON
Frank A. Merola		Bryan Melton
Attorney for Lazarus Energy, LLC		Attorney for Lazarus Energy, LLC